UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2006

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2006 the Board of Directors of Channell Commercial Corporation (the “Company”) elected Jim P. Duvall, the Company’s current controller, to serve in the additional capacity of interim Chief Financial Officer of the Company until a successor is named.  Mr. Duvall replaces Jerry Collazo, who resigned effective as of August 17, 2006.

Mr. Duvall joined the Company as corporate controller in January 2006.  From May 2005 to December 2005, Mr. Duvall served as CFO/Controller of Alpha Leisure, Inc., a privately held recreational vehicle manufacturer.  Prior to that, Mr. Duvall had a 12 year career at Fleetwood Enterprises, Inc. (NYSE: FLE) where he last held the position of corporate controller responsible for worldwide consolidation and financial reporting.  Mr. Duvall began his professional career with Arthur Andersen & Co.  Mr. Duvall, 48, has a Master’s Degree in Accounting from Brigham Young University where he also received his Bachelor’s degree in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: August 23, 2006

/s/ William H. Channell, Jr

William H. Channell, Jr
President and Chief Executive Officer